Exhibit 99.4
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Water Technologies sales)

Monthly Sales ($ in millions)

	2009	2010	2011	2012	2013
January	147.3	146.4	151.9	140.4	149.1
February	144.1	142.1	148.1	138.1	133.0
March	141.3	160.2	170.8	149.0	142.1
April	145.8	128.5	157.0	142.6	145.9
May	141.5	142.9	163.0	145.0	147.1
June	148.8	159.6	169.6	138.9	142.2
July	159.7	152.6	159.6	144.0	150.1
August	151.3	149.5	168.7	148.6
September	153.6	160.2	162.5	138.9
October	148.2	143.7	149.0	145.0
November	150.3	152.7	153.7	140.7
December	144.8	154.3	145.8	135.7

12 Month Rolling Average ($ in millions)

	2009	2010	2011	2012	2013
January	89.9	148.1	149.9	157.3	143.0
February	96.0	147.9	150.4	156.5	142.5
March	101.8	149.4	151.2	154.7	142.0
April	107.0	148.0	153.6	153.5	142.2
May	112.4	148.1	155.3	152.0	142.4
June	117.7	149.0	156.1	149.4	142.7
July	124.2	148.4	156.7	148.1	143.2
August	131.1	148.2	158.3	146.5
September	137.7	148.8	158.5	144.5
October	144.2	148.4	159.0	144.2
November	147.6	148.6	159.0	143.1
December	148.1	149.4	158.3	142.2